EXHIBIT 32.1

In connection with the Annual Report of Nano Labs Corp. (the “Company”) on Form 10-K/A for the year ending June 30, 2013 as filed with the Securities and Exchange Commission (the “Report”), Bernardo Camacho Chavarria, the Chief Executive Officer and Director of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

February 25, 2014	By:	/s/ Bernardo Camacho Chavarria
Bernardo Camacho Chavarria,
Chief Executive Officer Director